UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

Oaktree Specialty Lending Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 8, 2017, Oaktree Specialty Lending Corporation (the “Company”) announced that its portfolio company, Senior Loan Fund JV I, LLC (“SLF JV I”), entered into an amendment to the documents governing SLF JV I’s senior revolving credit facility with Deutsche Bank AG, New York Branch (as amended, the “Amended Deutsche Bank I Facility”). The Amended Deutsche Bank I Facility has a stated maturity date of July 7, 2023 and permits up to $200.0 million of borrowings. Borrowings under the Amended Deutsche Bank I Facility bear interest at a rate equal to the London Interbank Offered Rate (“LIBOR”) plus 2.25% per annum during the reinvestment period and at a rate equal to LIBOR plus 2.40% per annum during the amortization period. The reinvestment period of the Amended Deutsche Bank I Facility expires on July 7, 2018. In addition, SLF JV I intends to merge its financing subsidiaries and, in connection with such merger, terminate SLF JV I’s other credit facility with Deutsche Bank AG, New York Branch on or prior to December 21, 2017.

As of September 30, 2017, the debt investments of the Company on accrual, PIK non-accrual and cash non-accrual status at cost were $1,344,533,690, $10,227,269 and $200,209,892, respectively, which represented 86.46%, 0.66% and 12.88%, respectively, of the debt portfolio at cost as of such date. The amounts previously reported in the Company’s Annual Report on Form 10-K filed on November 29, 2017 inadvertently treated certain equity investments of the Company as part of the Company’s debt portfolio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE SPECIALTY LENDING CORPORATION

Date: December 8, 2017	By:	/s/ Mathew M. Pendo
Name: Mathew M. Pendo Title: Chief Operating Officer